UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 23, 2017
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

On June 23, 2017, Canadian Pacific Railway Company (“CPRC”), a wholly owned subsidiary of Canadian Pacific Railway Limited (the “Registrant”), and the Registrant, entered into a fourth amending agreement (the “Fourth Amending Agreement”) to the credit agreement dated as of September 26, 2014, as amended by a first amending agreement, dated as of June 15, 2015, and as further amended by a second amending agreement, dated as of September 17, 2015 and the third amending agreement dated as of June 28, 2016 (as so amended, the “Credit Agreement”), between CPRC, as borrower, the Registrant, as covenantor, Royal Bank of Canada, as administration agent, and the various lenders party thereto.

The amendments to the Credit Agreement in the Fourth Amending Agreement include, among other things, the extension of the 5 Year Maturity Date (as such term is defined in the Credit Agreement) from June 28, 2021 to June 28, 2022 and of the Term Out Date (as such term is defined in the Credit Agreement) from June 28, 2017 to June 27, 2018.

The foregoing description of the Fourth Amending Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amending Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 10.1
Fourth Amending Agreement, dated as of June 23, 2017, amending the Credit Agreement, dated September 26, 2014, between Canadian Pacific Railway Company, as Borrower, Canadian Pacific Railway Limited, as Covenantor, Royal Bank of Canada, as Administrative Agent, and the various Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2017

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.1
Fourth Amending Agreement, dated as of June 23, 2017, amending the Credit Agreement, dated September 26, 2014, between Canadian Pacific Railway Company, as Borrower, Canadian Pacific Railway Limited, as Covenantor, Royal Bank of Canada, as Administrative Agent, and the various Lenders party thereto.